 Exhibit 23.1
Consent of Independent Public Accounting Firm

3D Systems Corporation
Rock Hill, South Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-172591) and Form S-8 (Nos. 333-123227, 333-83680, 333-62776, 333-79767, 333-11865 and 333-115642) of 3D Systems Corporation of our report dated January 31, 2011, relating to the consolidated financial statements of Quickparts.com, Inc., which appear in this Form 8-K.

/s/ Goldman & Company CPAs PC
Marietta, GA
October 26, 2011